SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 1996
                                                  ----------------



                                 MILLENNIA, INC.


             (Exact name of registrant as specified in its charter)


                         Commission file number 1-12572


       Delaware                                           59-2158586
(State of Incorporation)                       (IRS Employer Identification No.)


              16910 Dallas Parkway, Suite 100, Dallas, Texas    75248
               (Address of principal executive offices)       (Zip Code)


                                 (972) 248-1922
              (Registrant's telephone number, including area code)


                             S.O.I. INDUSTRIES, INC.
          (Former name or former address, if changed since last report)

Item 7.         Financial Statements and Exhibits.

(a)   Financial statements of business acquired.
      -----------------------------------------

      Index to financial statements of business acquired:

     F-1  Independent  Auditors'  Report
     F-2 Historical Summary of Revenue and Direct Operating Expenses for the Nine Months Ended September 30, 1996 and the Year Ended December 31, 1995
     F-3 Notes to Historical Summary of Revenues and Direct Operating Expenses for the Nine Months Ended September 30,1996 and the Year Ended December 31, 1995

(b)   Pro forma financial information.
      --------------------------------

      Index to pro forma financial information:

     F-6  Introduction to Pro Forma Financial Information
     F-7 Pro Forma Consolidated Condensed Balance Sheets as of September 30, 1996 (unaudited)
     F-8 Pro Forma Consolidated Statements of Operations for the Fiscal Year Ended June 30, 1996 (unaudited)
     F-9 Pro Forma Consolidated Statements of Operations for the Three Months Ended September 30, 1996 (unaudited)
     F-10 Notes to  Unaudited  Pro Forma Consolidated Financial Statements

(c)    Exhibits.
       --------

     2.1 Asset purchase and sale agreement between Doblique Energy Corporation, S.O.I. Industries, Inc. and Magnum Hunter Production, Inc., dated November 4, 1996.

    10.1 Term promissory note between Doblique Energy Corporation and Magnum Hunter Production, Inc., dated November 4, 1996.

     These  exhibits  were  previously   filed  by  the  Company  with  the
     Commission as Exhibits to its Form 8-K, dated November 19, 1996 and is incorporated herein by specific reference thereto.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:   December 30, 1996                         MILLENNIA, INC.


                                                   /s/ Kevin B. Halter
                                      By:      _________________________________
                                                     Kevin B. Halter, President

                          INDEPENDENT AUDITOR'S REPORT



Board of Directors
Millennia, Inc.
Dallas, Texas

We have audited the accompanying Historical Summary of Revenues and Direct Operating Expenses of Properties Acquired November 4, 1996, for the nine months ended September 30, 1996 and the year ended December 31, 1995. The Historical Summaries are the responsibility of the Company's management. Our responsibility is to express an opinion on the Historical Summaries based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Historical Summary presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K/A of Millennia, Inc., formerly known as S.O.I. Industries, Inc.) as described in Note 2 and are not intended to be a complete presentation of the properties' revenues and expenses.

In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the revenue and direct operating expenses of the Properties Acquired November 4, 1996, for the nine months ended September 30, 1996 and the year ended December 31, 1995, in conformity with generally accepted accounting principles.


   /s/ HEIN + ASSOCIATES LLP
HEIN + ASSOCIATES LLP

December 3, 1996
Dallas, Texas

                                 MILLENNIA, INC.
                   (formerly known as S.O.I. Industries, Inc.)

                      PROPERTIES ACQUIRED NOVEMBER 4, 1996


      Historical Summary of Revenues and Direct Operating Expenses for the Nine Months Ended September 30, 1996 and the Year Ended December 31, 1995




                                   NINE MONTHS
                                      ENDED           YEAR ENDED
                                   SEPTEMBER 30,      DECEMBER 31,
                                       1996              1995
                                   -------------      ------------


OIL AND GAS SALES                 $     514,764      $    500,253

DIRECT OPERATING EXPENSES               415,194           366,013
                                   ------------       -----------

NET REVENUES                      $      99,570       $   134,240
                                   ============        ==========





                        See Notes to Historical Summary

                                 MILLENNIA, INC.
                   (formerly known as S.O.I. Industries, Inc.)


                      PROPERTIES ACQUIRED NOVEMBER 4, 1996

                           NOTES TO HISTORICAL SUMMARY



1.       BASIS OF PRESENTATION

         The accompanying Historical Summary of Revenues and Direct Operating Expenses relates to the operations of the oil and gas properties acquired by Millennia, Inc. (formerly known as S.O.I. Industries, Inc.) (Company) on November 4, 1996. The properties were acquired in exchange for $100,000 in cash; approximately $150,000 in restricted securities of the Company; and a promissory note for the balance of approximately $1,600,000 collateralized by the acquired properties and 750,000 shares of Digital Communications Technology Corporation common stock. Revenues are recorded when oil and gas is produced and direct operating expenses are recorded when the related liability is incurred. Direct operating expenses include lease operating expenses and production taxes. Depreciation and amortization of oil and gas properties and general and administrative expenses have been excluded from operating expenses in the accompanying historical summary because the amounts would not be comparable to those resulting from proposed future operations.

         The Historical Summary was prepared for the purposes of complying with the financial statement requirements of a business acquisition to be filed on Form 8-K/A as promulgated by Regulation S-B Item 3-10 of the Securities Exchange Act of 1934.

2.       OIL AND GAS RESERVE DATA (UNAUDITED)

         The following estimates of proved oil and gas reserves for the acquired properties were prepared by the Company in accordance and with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board, which require that reserve reports be prepared under existing economic and operating conditions with no provision for price and cost escalation, except by contractual agreement. Proved reserves are based upon subjective engineering judgments and may be affected by the limitations inherent in such estimation. The process of estimating reserves is subject to continual revision as additional information becomes available as a result of drilling, testing, reservoir studies and production history. There can be no assurance that such estimates will not be materially revised in subsequent periods. All of the reserves are located onshore in the continental United States.

         The following table sets forth the proved oil and gas reserves for the acquired properties at September 30, 1996 and December 31, 1995 , together with the changes therein:

                                 MILLENNIA, INC.
                   (formerly known as S.O.I. Industries, Inc.)


                      PROPERTIES ACQUIRED NOVEMBER 4, 1996

                           NOTES TO HISTORICAL SUMMARY

                                                       Oil and Natural
                                                         Condensate Gas
                                             (BBLS)                       (MCF)
                                             ------                       -----

Proved reserves:
Balance at January 1, 1995                  161,000                   1,398,000
   Revisions of previous estimates           35,000                     (22,000)
   Production                               (18,000)                   (126,000)
                                            -------                   ---------
Balance at December 31, 1995                178,000                   1,250,000
   Revisions of previous estimates           53,000                     137,000
   Production                               (17,000)                    (81,000)
                                            -------                   ---------
Balance at September 30, 1996               214,000                   1,306,000
                                            =======                   =========

Proved developed reserves at:
   December 31, 1995                        178,000                   1,079,000
                                            =======                   =========
   September 30, 1996                       199,000                   1,134,000
                                            =======                   =========

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Reserves (Unaudited):

The standardized measure of discounted future net cash flows at September 30, 1996 and December 31, 1995 relating to proved oil and gas reserves is set forth below. The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board, and as such, do not necessarily reflect the Company's expectations of actual revenues to be derived from those reserves nor their present worth. The limitations inherent in the reserve quantity estimation process are equally applicable to the standardized measure computations since these estimates are the basis for the valuation process.

                                                     SEPTEMBER 30,          DECEMBER 31,
                                                         1996                   1995
                                                     -------------          ------------
Future cash flows                                 $    6,900,000          $   5,503,000
Future production costs                               (3,869,000)            (3,031,000)
Future development costs                                 (65,000)               (25,000)
                                                   -------------           ------------
Future net cash flows, before income tax               2,966,000              2,447,000
Future income tax expenses                               -                      -
                                                   -------------           ------------
Future net cash flows                                  2,966,000              2,447,000
10% discount to reflect timing of net cash flows      (1,121,000)              (945,000)
                                                   -------------           ------------
Standardized measure of discounted future net
   cash flows                                     $    1,845,000          $   1,502,000
                                                   =============           ============

                                 MILLENNIA, INC.
                   (formerly known as S.O.I. Industries, Inc.)

                      PROPERTIES ACQUIRED NOVEMBER 4, 1996

                           NOTES TO HISTORICAL SUMMARY


     Changes in Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Reserves:


                                                         Nine Months
                                                            Ended               Year Ended
                                                         September 30,         December 31,
                                                             1996                 1995
                                                         -------------         ------------


Standardized measure, beginning of period              $     1,502,000     $     1,378,000
Revisions:
   Net change in sales price, net of production costs           64,000             159,000
   Revisions of quantity estimates                             324,000             121,000
   Accretion of discount                                       150,000             138,000
   Changes in timing, future development and other             (95,000)           (160,000)
Sales, net of production costs                                (100,000)           (134,000)
                                                        --------------      --------------
Standardized measure, end of period                    $     1,845,000     $     1,502,000
                                                        ==============      ==============


                        MILLENNIA, INC. AND SUBSIDIARIES
                   (formerly known as S.O.I. Industries, Inc.)
                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                   (unaudited)

     The following unaudited pro forma consolidated condensed balance sheet of the Company is derived from the consolidated balance sheet as of September 30, 1996, adjusted to give effect for the acquisition of certain oil and gas properties pursuant to an asset purchase and sale agreement dated November 4, 1996, as if the acquisition had been consummated at the balance sheet date. The historical consolidated statements of operations of the Company for the year ended June 30, 1996 and for the three months ended September 30, 1996 have been adjusted to give effect for the acquisition as if the acquisition had been consummated on July 1, 1995.

     The pro forma consolidated condensed balance sheet and statements of operations have been prepared based on estimates and assumptions deemed by management of the Company to be appropriate and do not purport to be indicative of the results of operations which would have been obtained if the acquisition had occurred as presented in such statements, or which may be obtained in the future. The pro forma consolidated balance sheet and statements of operations should be read in conjunction with the historical consolidated financial statements and notes thereto included in the Company's Annual Report of Form 10-KSB for the year ended June 30, 1996 and the Company's Quarterly Report on Form 10-QSB for the three months ended September 30, 1996, which have been filed with the Securities and Exchange Commission.

                        MILLENNIA, INC. AND SUBSIDIARIES
                   (formerly known as S.O.I. Industries, Inc.)
                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEETS
                            AS OF SEPTEMBER 30, 1996
                                   (unaudited)

                                                   Millennia        Pro Forma          Combined Pro
                                                   Historical       Adjustments           Forma
                                                   ----------       -----------        ------------

                        ASSETS
Current assets:
     Cash and cash equivalents                $      53,232        $                  $      53,232
     Marketable securities                          198,188                                 198,188
     Accounts receivable, net                        77,849               15,689  (5)        93,538
     Inventories                                     99,188                                  99,188
     Prepaid expenses and other                     224,779                                 224,779
                                               ------------         ------------       ------------

          Total current assets                      653,236               15,689            668,925

Property, plant and equipment, net                   14,744                                  14,744
Oil and gas properties                                                 1,850,000  (1)     1,850,000
Investment in Digital Communications
     Technology Corporation                       1,374,439                               1,374,439
Other assets                                         76,805                                  76,805
                                               ------------         ------------       ------------
          Total assets                        $   2,119,224        $   1,865,689      $   3,984,913
                                               ============         ============       ============

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable and accrued liabilities $      96,218        $     100,000  (2) $     196,218
     Current portion of note payable                  -                    -                  -
                                               ------------         ------------       ------------
     Total current liabilities                       96,218              100,000            196,218
                                               ------------         ------------       ------------

Note payable                                          -                1,615,689  (3)     1,615,689
                                               ------------         ------------       ------------

Stockholders' equity:
     Preferred stock, par value $0.00001 par
       value; 10,000,000 shares authorized,
       120,000 Series A shares outstanding                                     1  (4)            1
     Common stock, par value $0.0002;
       50,000,000 shares authorized, 2,152,949
       shares outstanding                               417                                     417
     Additional paid-in capital and other         6,674,873              149,999  (4)     6,824,872
     Accumulated deficit                         (4,652,284)                             (4,652,284)
                                               ------------         ------------       ------------
          Total stockholders' equity              2,023,006              150,000          2,173,006
                                               ------------         ------------       ------------


Total liabilities and stockholders' equity    $   2,119,224        $   1,865,689      $   3,984,913
                                               ============         ============       ============

            See notes to pro forma consolidated financial statements

                        MILLENNIA, INC. AND SUBSIDIARIES
                   (formerly known as S.O.I. Industries, Inc.)
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                        for the year ended June 30, 1996
                                   (unaudited)


                                                                     Historical
                                                                     Year Ended
                                               Millennia            December 31,      Pro Forma           Combined
                                              Historical                1995          Adjustments         Pro Forma
                                              ----------           ------------       -----------         ---------



Net revenues                               $     623,978          $     500,253      $      74,974     $   1,199,205
                                            ------------           ------------       ------------      ------------
Operating expenses:
  Cost of goods sold                             374,740                                                     374,740
  Oil and gas direct operating expenses                                 366,013             91,831  (6a)     457,844
  Selling                                         49,667                                                      49,667
  General and administrative                   1,372,254                                    55,200  (7)    1,427,454
  Depreciation and depletion                       5,211                                   165,447  (8)      170,658
                                           -------------           ------------       ------------      ------------
    Total operating expenses                   1,801,872                366,013            312,478         2,480,363
                                           -------------           ------------       ------------      ------------
(Loss) income from operations                 (1,177,894)               134,240           (237,504)       (1,281,158)

Other (expense) income:
  Interest expense                               (12,414)                                 (185,000) (9)     (197,414)
  (Loss) gain from sale of  marketable
   securities                                   (143,524)                                                   (143,524)
  (Loss) gain from sales of securities of
   affiliated compan;y                          (511,426)                                                   (511,426)
  Equity in earnings of affiliated company       160,255                                                     160,255
                                           -------------         ------------         ------------      ------------

Loss from continuing operations before
  income taxes                                (1,685,003)             134,240             (422,504)       (1,973,267)

Income tax Benefit                               756,608                                                     756,608
                                           -------------         ------------         ------------      ------------
Loss from continuing operations           $     (928,395)       $     134,240        $    (422,504)    $  (1,216,659)
                                           =============         ============         ============      ============

Net loss per share from continuing
  operations                              $        (0.54)       $        0.08        $       (0.25)    $       (0.71)
                                           =============         ============         ============      ============


            See notes to pro forma consolidated financial statements

                        MILLENNIA, INC. AND SUBSIDIARIES
                   (formerly known as S.O.I. Industries, Inc.)
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                  for the three months ended September 30, 1996
                                   (unaudited)


                                                             Historical
                                                             Nine Months
                                         Millennia             Ended               Pro Forma             Combined
                                         Historical      September 30, 1996       Adjustments            Pro Forma
                                         ----------      ------------------       -----------            ---------


Net revenues                            $     130,165    $     514,764           $    (369,935)  (6b) $        274,994
                                         ------------     ------------            ------------            ------------
Operating expenses:
  Cost of goods sold                           96,832                                                           96,832
  Oil and gas direct operating expenses                        415,194                (304,666)  (6b)          110,528
  Selling                                      11,669                                                           11,669
  General and administrative                  251,468                                   13,800   (7)           265,268
  Depreciation and depletion                    1,212                                   34,038   (8)            35,250
                                         ------------     ------------            ------------            ------------
    Total operating expenses                  361,181          415,194                (256,828)                519,547
                                         ------------     ------------            ------------            ------------

(Loss) income from operations                (231,016)          99,570                (113,107)               (244,553)

Other (expense) income:
  Interest and other income                    29,759                                 ( 44,000)  (9)           (14,241)
  Gains on sales of securities                 11,129                                                           11,129
                                         ------------     ------------            ------------            ------------
Loss from continuing operations before
  income taxes                               (190,128)          99,570                (157,107)               (247,665)

Income tax benefit                              1,429                                                            1,429
                                         ------------     ------------            ------------            ------------
Loss from continuing operations         $    (188,699)   $      99,570           $    (157,107)          $    (246,236)
                                         ============     ============            ============            ============

Net loss per share from continuing
  operations                            $       (0.09)   $        0.05           $       (0.08)          $       (0.12)
                                         ============     ============            ============            ============




            See notes to pro forma consolidated financial statements

                        MILLENNIA, INC. AND SUBSIDIARIES
                   (formerly known as S.O.I. Industries, Inc.)
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)


(1) Adjustment to reflect total purchase price paid for working interests in several oil and gas properties acquired by the Company's 100% owned subsidiary, Doblique Energy Corporation, from Magnum Hunter Production, Inc. ("Magnum"). The purchase price consisted of $100,000, paid on November 20, 1996, a $1,615,689 promissory note and 120,000 shares of the Company's newly-issued Series A preferred stock (convertible into 120,000 shares of the Company's common stock).

(2) This adjustment reflects the portion of the purchase price paid on November 20, 1996.

(3) This adjustment reflects the promissory note payable to Magnum Hunter Production, Inc. The note bears annual interest at 12% with payments due monthly beginning December 1, 1996. The monthly payments are to be paid out of 100% of the net oil and gas income, after lease operating expenses and monthly management fees due to a third party management company. Any remaining unpaid principal balance is due on November 1, 1999.

(4) This adjustment reflects the issuance of 120,000 shares of the Company's Series A preferred stock as a part of the purchase price for the acquired oil and gas properties. The preferred stock is convertible into 120,000 shares of the Company's common stock. The value of the preferred stock issued was based on the thirty day average closing price of the Company's common stock, as traded on the American Stock Exchange, discounted by 25%. These preferred shares were subsequently converted into 120,000 shares of restricted (Rule 144) common stock on December 13, 1996.

(5) The base purchase price of $1,850,000 was increased by $15,689 which represents the net underproduced and overproduced gas imbalances as of the acquisition date. This balance is essentially a timing difference in payments from the properties, and will be repaid out of the cash flow from the oil and gas properties. The promissory note balance was increased by the gas imbalances amount, and a corresponding receivable was established.

(6) Adjustment to reflect the historical revenues and direct operating expenses of the acquired properties for the year ended June 30, 1996 and for the three months ended September 30, 1996 as if the working interests in the properties had been acquired on July 1, 1995.

          (a) The pro forma adjustments for the year ended June 30, 1996 add the revenues and direct operating expenses for the six months ended June 30, 1996 and deduct the corresponding amounts for the six months ended June 30, 1995, which were included in the Historical Summary of Revenues and Direct Operating Expenses.

          (b) The pro forma adjustments for the three months ended September 30, 1996 deduct the revenues and direct operating expenses for the six months ended June 30, 1996, which were included in the Historical Summary of Revenues and Direct Operating Expenses.

     The information necessary for the pro forma adjustments has been obtained from historical financial information provided by Magnum.

                        MILLENNIA, INC. AND SUBSIDIARIES
                   (formerly known as S.O.I. Industries, Inc.)
         NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                   (unaudited)


(7) This adjustment reflects additional general and administrative costs associated with production and maintenance services performed by outside service companies contracted by the Company. The Company expects to pay approximately $4,600 per month for these services.

(8) This adjustment reflects the depletion expense on the oil and gas properties, calculated using the full cost method.

(9) This adjustment reflects interest expense associated with the financed portion of the acquired properties. See note (3) for information on the terms of the related promissory note.